Exhibit 99.1
Note: This Exhibit 99.1 provides the March 31, 2019 quarterly financial statements for Rowan Companies plc.

GLOSSARY OF TERMS
The following frequently used abbreviations or acronyms are used in this exhibit 99.1 as defined below:

Abbreviation/Acronym	Definition
2022 Notes	The Company's 4.875% Senior Notes due 2022
ARO	Saudi Aramco Rowan Offshore Drilling Company
ASC	Accounting Standards Codification
ASU	Accounting Standards Update
Company	Rowan Companies Limited (formerly Rowan Companies plc) together with its wholly-owned subsidiaries
Ensco	EnscoRowan plc, a public limited company organized under the laws of England and Wales
Existing Credit Agreement	The Company's amended and restated senior unsecured revolving credit agreement entered into with a group of lenders on May 22, 2018, which matures January 23, 2021
Existing Credit Facility	Commitments in the amount of $310.7 million provided by a group of lenders under the Existing Credit Agreement
FASB	Financial Accounting Standards Board
IRS	U.S. Internal Revenue Service
New Credit Agreement	The Company's senior unsecured revolving credit agreement entered into with a group of lenders on May 22, 2018, which matures May 22, 2023
New Credit Facility	Commitments in the amount of $955 million provided by a group of lenders under the New Credit Agreement
P-Units	Performance Units
Rowan plc	Rowan Companies Limited (formerly Rowan Companies plc)
RSAs	Restricted Share Awards
RSUs	Restricted Share Units
SARs	Share Appreciation Rights
Saudi Aramco	Saudi Arabian Oil Company
SEC	The United States Securities and Exchange Commission
Transaction
The transactions contemplated by the Transaction Agreement, pursuant to which each of the issued and outstanding Class A ordinary shares of the Company were exchanged for 2.750 Class A ordinary shares of Ensco pursuant to a court-sanctioned scheme of arrangement under Part 26 of the U.K. Companies Act 2006

Transaction Agreement	The agreement, dated October 7, 2018, by and between the Company and Ensco, pursuant to which the Company and Ensco effected a "merger-of-equals" transaction
U.K.	United Kingdom
U.S.	United States
US GAAP	Accounting principles generally accepted in the United States of America
US GOM	United States Gulf of Mexico
USD	U.S. Dollar

ROWAN COMPANIES LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three months ended March 31,
	2019	2018
REVENUE	$176.5	$211.2

COSTS AND EXPENSES:
Direct operating costs (excluding items below)	161.8	157.4
Depreciation and amortization	92.7	97.9
Selling, general and administrative	21.1	25.6
Loss on disposals of property and equipment	0.3	1.3
Merger and related costs	3.5	—
Total costs and expenses	279.4	282.2

Equity in earnings (losses) of unconsolidated subsidiary	7.1	(1.3)

LOSS FROM OPERATIONS	(95.8)	(72.3)

OTHER INCOME (EXPENSE):
Interest expense	(39.3)	(38.5)
Interest income	11.1	6.9
Other - net	2.8	(2.2)
Total other (expense) - net	(25.4)	(33.8)

LOSS BEFORE INCOME TAXES	(121.2)	(106.1)
Provision for income taxes	8.0	6.2

NET LOSS	$(129.2)	$(112.3)

NET LOSS PER SHARE - BASIC AND DILUTED	$(1.01)	$(0.89)

WEIGHTED AVERAGE SHARES - BASIC AND DILUTED	127.3	126.5

See Notes to Unaudited Condensed Consolidated Financial Statements.

ROWAN COMPANIES LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In millions)
(Unaudited)

	Three months ended March 31,
	2019	2018
NET LOSS	$(129.2)	$(112.3)

OTHER COMPREHENSIVE INCOME (LOSS):
Net reclassification adjustment for amounts recognized in net loss as a component of net periodic benefit cost, net of income tax (benefit) expense of $(0.1) and $0.7 for the three months ended March 31, 2019 and 2018, respectively (see Notes 6 and 10).	(0.5)	2.8

COMPREHENSIVE LOSS	$(129.7)	$(109.5)
See Notes to Unaudited Condensed Consolidated Financial Statements.

ROWAN COMPANIES LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except par value)
(Unaudited)

	March 31, 2019	December 31, 2018
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$936.8	$1,026.7
Receivables - trade and other	207.4	251.2
Prepaid expenses and other current assets	24.3	22.4
Total current assets	1,168.5	1,300.3

PROPERTY AND EQUIPMENT:
Drilling equipment	8,560.4	8,510.7
Other property and equipment	142.0	141.7
Property and equipment - gross	8,702.4	8,652.4
Less accumulated depreciation and amortization	2,540.9	2,451.4
Property and equipment - net	6,161.5	6,201.0

Long-term note receivable from unconsolidated subsidiary	454.5	456.0
Investment in unconsolidated subsidiary	47.0	41.2
Other assets	128.6	119.2
	$7,960.1	$8,117.7

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$201.3	$201.2
Accounts payable - trade	96.7	122.3
Deferred revenue	11.3	16.7
Accrued liabilities	115.7	113.4
Total current liabilities	425.0	453.6

Long-term debt	2,309.7	2,309.7
Other liabilities	306.8	307.7
Deferred income taxes - net	12.0	11.7
Commitments and contingent liabilities (Note 7)

SHAREHOLDERS' EQUITY:
Class A Ordinary Shares, $0.125 par value; 128.2 and 128.2 shares issued, respectively; 127.7 and 127.1 shares outstanding, respectively	16.0	16.0
Additional paid-in capital	1,500.4	1,501.5
Retained earnings	3,680.0	3,810.5
Cost of 0.5 and 1.1 treasury shares, respectively	(4.2)	(7.9)
Accumulated other comprehensive loss	(285.6)	(285.1)
Total shareholders' equity	4,906.6	5,035.0
	$7,960.1	$8,117.7
See Notes to Unaudited Condensed Consolidated Financial Statements.

ROWAN COMPANIES LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(In millions)
(Unaudited)

	Shares outstanding	Class A ordinary shares/ Common stock	Additional paid-in capital	Retained earnings	Treasury shares	Accumulated other comprehensive income (loss)	Total shareholders' equity
Balance, January 1, 2018	126.3	$16.0	$1,488.6	$4,109.7	$(9.3)	$(218.9)	$5,386.1
Net shares issued (acquired) under share-based compensation plans	0.6	—	(4.8)	—	1.4	—	(3.4)
Share-based compensation	—	—	4.5	—	—	—	4.5
Adoption of new accounting standards	—	—	—	51.1	—	(45.6)	5.5
Retirement benefit adjustments, net of tax expense of $0.7	—	—	—	—	—	2.8	2.8
Net loss	—	—	—	(112.3)	—	—	(112.3)
Balance, March 31, 2018	126.9	$16.0	$1,488.3	$4,048.5	$(7.9)	$(261.7)	$5,283.2

Balance, January 1, 2019	127.1	$16.0	$1,501.5	$3,810.5	$(7.9)	$(285.1)	$5,035.0
Net shares issued (acquired) under share-based compensation plans	0.6	—	(5.2)	—	3.7	—	(1.5)
Share-based compensation	—	—	4.1	—	—	—	4.1
Adoption of new accounting standard by unconsolidated subsidiary (see Note 4)	—	—	—	(1.3)	—	—	(1.3)
Retirement benefit adjustments, net of tax benefit of $0.1	—	—	—	—	—	(0.5)	(0.5)
Net loss	—	—	—	(129.2)	—	—	(129.2)
Balance, March 31, 2019	127.7	$16.0	$1,500.4	$3,680.0	$(4.2)	$(285.6)	$4,906.6
See Notes to Unaudited Condensed Consolidated Financial Statements.

ROWAN COMPANIES LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three months ended March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(129.2)	$(112.3)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	92.7	97.9
Equity in (earnings) losses of unconsolidated subsidiary	(7.1)	1.3
Deferred income taxes	2.1	0.1
Pension and other postretirement benefits (income) expense	(1.8)	3.2
Share-based compensation expense	7.8	4.3
Loss on disposals of property and equipment	0.3	1.3
Other	0.6	6.0
Changes in current assets and liabilities:
Receivables - trade and other	47.7	8.8
Prepaid expenses and other current assets	(2.0)	0.2
Accounts payable	(9.0)	0.6
Accrued income taxes	(4.0)	(4.1)
Other current liabilities	3.3	(7.9)
Other postretirement benefit claims paid	(0.2)	(0.5)
Contributions to pension plans	(1.3)	(5.6)
Deferred revenue	(6.8)	3.0
Net changes in other noncurrent assets and liabilities	(11.2)	(7.4)
Net cash used in operating activities	(18.1)	(11.1)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(70.4)	(35.4)
Purchase of rigs	—	(70.8)
Repayments of note receivable from unconsolidated subsidiary	1.5	1.3
Proceeds from disposals of property and equipment	0.4	1.3
Net cash used in investing activities	(68.5)	(103.6)

CASH FLOWS FROM FINANCING ACTIVITIES:
Shares repurchased for tax withholdings on vesting of restricted share units	(3.3)	(3.3)
Net cash used in financing activities	(3.3)	(3.3)

DECREASE IN CASH AND CASH EQUIVALENTS	(89.9)	(118.0)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,026.7	1,332.1
CASH AND CASH EQUIVALENTS, END OF PERIOD	$936.8	$1,214.1
See Notes to Unaudited Condensed Consolidated Financial Statements.

ROWAN COMPANIES LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 1 – Nature of Operations, Basis of Presentation and Summary of Significant Accounting Policies
Rowan Companies Limited (formerly Rowan Companies plc), a private limited company incorporated under the laws of England and Wales, is a global provider of offshore contract drilling services to the oil and gas industry, with a focus on ultra-deepwater drillships and high-specification and premium jack-up rigs. Many of our high specification jack-up rigs are also rated for operating in harsh environments. As of March 31, 2019, the Company operated in three segments: Deepwater, Jack-ups and ARO, the Company's 50/50 joint venture with Saudi Aramco. The Deepwater segment included four ultra-deepwater drillships. The Jack-ups segment was composed of 21 self-elevating jack-up rigs and included the impact of the various arrangements with ARO (see discussion in Note 4). As of March 31, 2019, ARO owned a fleet of seven self-elevating jack-up rigs for operation in the Arabian Gulf for Saudi Aramco. ARO has plans to order up to 20 new jack-up rigs over the next 10 years. The Company contracts its drilling rigs, related equipment and work crews primarily on a day-rate basis in markets throughout the world, including the US GOM, Mexico, Central and South America, the U.K. and Norwegian sectors of the North Sea, the Middle East (leased rigs to ARO) and the Mediterranean Sea. As of March 31, 2019, nine Rowan Rigs were leased to ARO through bareboat charter agreements whereby substantially all operating costs will be borne by ARO. ARO contracts with the customer, Saudi Aramco, and directly receives related revenue. Two of the contracts between ARO and Saudi Aramco to which the leases are related, are expected to commence in the third quarter of 2019.
The financial statements included in this Quarterly Report are presented in USD and include the accounts of Rowan plc and its direct and indirect subsidiaries. Unless the context otherwise requires, the terms “Rowan,” and “Company” are used to refer to Rowan plc and its consolidated subsidiaries. Intercompany balances and transactions have been eliminated in consolidation.
The financial statements included in this Quarterly Report have been prepared in accordance with US GAAP and the applicable rules and regulations of the SEC. Certain information and notes have been condensed or omitted as permitted by those rules and regulations. The financial information included in this report is unaudited, but management believes the accompanying financial statements contain all adjustments, which are of a normal recurring nature unless otherwise noted, necessary for a fair statement of the financial position, results of operations and cash flows for the interim periods presented. The preparation of the condensed consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The Company’s results of operations and cash flows for the interim periods are not necessarily indicative of results to be expected for the full year. These financial statements should be read in conjunction with the audited consolidated financial statements and notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.
Merger of Rowan Companies plc and Ensco plc

On October 7, 2018, the Company entered into a Transaction Agreement with Ensco, to effect a “merger-of-equals” transaction. The Transaction agreement was amended as of January 28, 2019, pursuant to a Deed of Amendment No. 1 to a Transaction Agreement (the "Amendment"). In the Transaction Agreement, as amended, each of the issued and outstanding Class A ordinary shares of the Company would be exchanged (the "Transaction") for 2.750 Class A ordinary shares of Ensco, each with a nominal value of $0.10 per share. The Transaction was to be implemented by means of a court-sanctioned scheme of arrangement (the "Scheme") under Part 26 of the U.K. Companies Act 2006 (provided that the parties reserved the right under the Transaction Agreement to effect the acquisition by way of a contractual takeover offer as defined in section 974 of the U.K. Companies Act 2006 in certain circumstances).

On April 11, 2019 (the "Transaction Date"), the merger with Ensco was completed pursuant to the Transaction Agreement, as amended. As a result of the Transaction, Rowan shareholders received 2.750 Ensco Class A Ordinary shares for each Rowan Class A ordinary share, representing a value of $43.67 per Rowan share based on a closing price of $15.88 per Ensco share on April 10, 2019, the last trading day before the Transaction Date. Total consideration delivered in the Rowan Transaction consisted of 88.3 million Ensco shares with an aggregate value of $1.4 billion, inclusive of $2.6 million for the estimated fair value of replacement employee equity awards. On the Transaction Date, Ensco's name was changed to Ensco Rowan plc. Additionally, in connection with the closing of the Transaction with Ensco on April 11, 2019, the Company terminated the Existing Credit Agreement and the New Credit Agreement as well as all outstanding commitments under the Existing Credit Facility and New Credit Facility.

Recently Adopted Accounting Pronouncements
Lease Accounting – In February 2016, the FASB issued ASU No. 2016-02, Leases (ASC 842): Amendments to the FASB ASC, which requires an entity to recognize lease assets and lease liabilities on the balance sheet and provide enhanced disclosures. Leases

ROWAN COMPANIES LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

will continue to be classified as either finance (capital lease under ASC 840) or operating. Based on the original guidance, lessees and lessors would have been required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach, including a number of optional practical expedients that entities may elect to apply. In July 2018, the FASB issued ASU No. 2018-11, Leases (ASC 842): Targeted Improvements, which provides entities with an option to apply the guidance prospectively, instead of retrospectively, and allows for other classification provisions, as described below. ASC 842 is effective for annual and interim periods beginning after December 15, 2018. The Company adopted ASC 842 effective January 1, 2019 using a modified retrospective method and has elected to not retrospectively adjust amounts presented for prior periods. In addition, we took advantage of various practical expedients, provided by the ASC 842, including:

•	use of the transition package of practical expedients which, among other things, allowed us to carryforward the historical lease classification for existing leases;

•	making an accounting policy election that will keep leases with an initial term of 12 months or less off the balance sheet; and

•	not separating non-lease components from lease components for all classes of underlying lease assets.
Upon adoption of ASU 2016-02 on January 1, 2019 as a lessee, the Company recognized lease liabilities and right-of-use assets of $14.5 million and $13.2 million, respectively. See Note 3 for additional information.

Prior to the issuance of ASU No. 2018-11, the Company preliminarily determined that its drilling contracts contained a lease component, and the adoption would require the Company to separately recognize revenue associated with the lease and services components. In July 2018, the FASB issued ASU No. 2018-11, which provides a practical expedient that allows entities to combine lease and non-lease components where the revenue recognition pattern is the same and where the lease component, when accounted for separately, would be considered an operating lease. In connection with the adoption of ASC 842, the Company determined that its drilling contracts (excluding bareboat charter contracts with ARO where the Company provides the rig without providing any drilling services) are predominantly service contracts in nature and will therefore account for these contracts under ASC 606.
New Accounting Pronouncements - to be adopted
Financial Instruments – In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (ASC 326): Measurement of Credit Losses on Financial Instruments, which amends the FASB's guidance on the impairment of financial instruments. The ASU adds to US GAAP an impairment model that is based on expected losses rather than incurred losses. Under the new guidance, an entity recognizes as an allowance its estimate of expected credit losses. The Company will be required to adopt the amended guidance in annual and interim reports beginning January 1, 2020, with early adoption permitted for fiscal years beginning after December 15, 2018. The Company is in the process of evaluating the impact this amendment will have on its consolidated financial statements.
Fair Value Measurement - In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (ASC 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement, which removes, modifies and adds certain disclosure requirements on fair value measurements including (i) removal of the requirements to disclose the amounts and reasons for as well as the policy for timing of transfers between Level 1 and Level 2 as well as descriptions of valuation processes used for Level 3 fair value measurements; (ii) certain modifications including clarification that the measurement uncertainty disclosure is to communicate information about the uncertainty in measurement as of the reporting date and; (iii) add disclosures related to changes in unrealized gains and losses for the period included in other comprehensive income (loss) for recurring Level 3 fair value measurements held at the end of the reporting period as well as disclosures for the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. The Company will be required to adopt the amended guidance in annual and interim reports beginning January 1, 2020, with early adoption permitted. Adoption is required to be applied prospectively with respect to the amendments on changes in unrealized gains and losses, range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements and narrative description of measurement uncertainty. All other amendments are to be applied retrospectively to all periods presented. The Company is in the process of evaluating the impact this amendment will have on its consolidated financial statements.

ROWAN COMPANIES LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

Defined Benefit Plans - In August 2018, the FASB issued ASU No. 2018-14, Compensation – Retirement Benefits – Defined Benefit Plans – General (Subtopic 715-20): Disclosure Framework – Changes to the Disclosure Requirements for Defined Benefit Plans, which modifies the disclosure requirements for employers that sponsor defined benefit pension or other postretirement plans. The Company will be required to adopt the amended guidance in annual and interim reports beginning January 1, 2021, with early adoption permitted. Adoption is required to be applied on a retrospective basis to all periods presented. The Company is in the process of evaluating the impact this amendment will have on its consolidated financial statements.
Internal Use Software - In August 2018, the FASB issued ASU No. 2018-15, Intangibles - Goodwill and Other - Internal-Use Software (Subtopic 350-40): Customer's Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract (a consensus of the FASB Emerging Issues Task Force), which aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). The Company will be required to adopt the amended guidance in annual and interim reports beginning January 1, 2020, with early adoption permitted. Adoption may be applied retrospectively or prospectively to implementation costs incurred after the date of adoption. The Company is in the process of evaluating the impact this amendment will have on its consolidated financial statements.
Note 2 – Contract Assets, Deferred Contract Costs Asset and Contract Liabilities
Costs incurred for mobilization, upfront modifications/upgrades and contract preparation are direct costs incurred to fulfill contracts and are expensed over the expected recognition period in the event they are deemed recoverable or in the case of capital upgrades or capital modifications such costs are capitalized and depreciated in accordance with the Company's fixed asset capitalization policy. Such costs other than those capitalized as fixed assets are deferred and recorded as deferred contract costs. Demobilization contract assets reflect the amount of unconstrained demobilization revenue recognized for which the Company's entitlement to invoice the customer is dependent on future performance.
The following table sets forth deferred contract costs, demobilization contract assets and deferred revenue on the Condensed Consolidated Balance Sheets (in millions):

	Balance Sheet Classification	March 31, 2019	December 31, 2018
Deferred Contract Costs and Demobilization Contract Assets
Current	Prepaid expenses and other current assets	$8.6	$8.7
Noncurrent	Other assets	0.3	0.4
		$8.9	$9.1

Deferred Revenue - Contract liabilities
Current	Deferred revenue	$11.3	$16.7
Noncurrent	Other liabilities	17.7	19.1
		$29.0	$35.8
Presented in the table below are the changes in deferred contract costs during the three months ended March 31, 2019 (in millions):

March 31, 2019
Deferred Contract Costs Asset
Beginning balance	$3.6
Less: amortization	2.7
Ending balance	$0.9

ROWAN COMPANIES LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

Presented in the table below are the changes in contract assets during the three months ended March 31, 2019 (in millions):

March 31, 2019
Contract Assets - Demobilization
Beginning balance	$5.5
Plus: contractual additions	2.5
Ending balance	$8.0
The Company expects to recognize $3.4 million of additional demobilization into revenue during the remainder of 2019 which would increase our Contract Assets.
Presented in the table below are the changes in deferred revenue during the three months ended March 31, 2019 (in millions):

March 31, 2019
Deferred Revenue - Deferred mobilization and upgrade/modification revenue
Beginning balance	$35.8
Plus: contractual additions	2.4
Less: amortization	9.2
Ending balance (1)	$29.0

(1) Includes $14.3 million of deferred revenue related to capital expenditures for the Bess Brants and Earnest Dees (both leased to ARO) to be received as reimbursement from ARO. A receivable of $14.3 million is included in Receivables - trade and other on the Condensed Consolidated Balance Sheet at March 31, 2019.

Estimated future amortization at March 31, 2019 of the Company's deferred revenue and deferred contract costs to be recognized over the expected recognition period is set forth in the following table (in millions):

	Remaining
	2019	2020	2021	2022	Total
Amortization of deferred revenue	$9.0	$9.6	$8.5	$1.9	$29.0
Amortization of deferred contract costs	0.5	0.2	0.2	—	0.9

No impairment losses were recognized on contract assets during the three months ended March 31, 2019.
We have applied the optional exemption afforded in ASU No. 2014-09 and have not disclosed the variable consideration related to the estimated future day rate revenues.
Note 3 – Leases
The Company has operating leases for office space, maintenance and warehouse facilities, equipment and employee housing. The Company accounts for the lease component and the non-lease component as a single lease component. The Company's leases have remaining lease terms of less than one year to 10 years, some of which include options to extend. Additionally, the Company subleases certain office space to third parties.

The components of lease expense are as follows (in millions):

Three months ended March 31, 2019
Long-term operating lease cost	$1.1
Short-term operating lease cost	0.2
Sublease income	(0.1)
Total operating lease cost	$1.2

ROWAN COMPANIES LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

Supplemental balance sheet information related to the Company's operating leases is as follows (in millions, except lease term and discount rate):

March 31, 2019
Operating lease right-of-use assets (included in Other assets on the Condensed Consolidated Balance Sheet)	$12.3

Current lease liability (included in Accrued liabilities on the Condensed Consolidated Balance Sheet)	$3.5
Long-term lease liability (included in Other liabilities on the Condensed Consolidated Balance Sheet)	10.2
Total operating lease liabilities	$13.7

Weighted-average remaining lease term (in years)	6.95

Estimated incremental borrowing cost on a secured basis for similar terms as the underlying lease.	8.25%

For the three months ended March 31, 2019, cash paid for amounts included in the measurement of the Company's operating lease liabilities was $1.1 million.

Maturities of lease liabilities as of March 31, 2019 were as follows (in millions):

Year Ending December 31,
2019 (excluding the three months ended March 31, 2019)	$3.5
2020	3.3
2021	1.5
2022	1.4
2023	1.4
Thereafter	7.2
Total lease payments	18.3
Less imputed interest	(4.6)
Total	$13.7

Note 4 – Equity Method Investments and Variable Interest Entities
On November 21, 2016, Rowan and Saudi Aramco, through their subsidiaries, entered into a Shareholders’ Agreement to create a 50/50 joint venture, known as ARO. ARO commenced operations on October 17, 2017, and owns, managed and operates offshore drilling units in Saudi Arabia. The Company accounts for its interest in ARO using the equity method of accounting and only recognizes its portion of equity earnings in the Company's condensed consolidated financial statements. ARO is a variable interest entity; however, the Company is not the primary beneficiary and therefore does not consolidate ARO. The Company's judgment regarding the level of influence over ARO included considering key factors such as: each company's ownership interest, representation on the board of managers of ARO, ability to direct activities that most significantly impact ARO's economic performance, as well as the ability to influence policy-making decisions.

ROWAN COMPANIES LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

Summarized financial information
Summarized financial information for ARO, as derived from ARO's financial statements, is as follows (in millions):

	Three months ended March 31, 2019	Three months ended March 31, 2018
REVENUE	$136.0	$58.3
Direct operating costs (excluding items below)	85.1	33.4
Depreciation and amortization	13.4	16.6
Selling, general and administrative	5.2	6.4
Loss on disposals of property and equipment	0.6	0.1
INCOME FROM OPERATIONS	31.7	1.8
Interest expense, net	(9.7)	(5.6)
Provision (benefit) for income taxes	7.7	(1.2)
NET INCOME (LOSS)	$14.3	$(2.6)

Rowan's equity in earnings (losses) from ARO	$7.1	$(1.3)

	March 31, 2019	December 31, 2018
Current assets	$367.8	$348.9
Non-current assets	925.8	727.0
Total assets	$1,293.6	$1,075.9

Current liabilities	$183.0	$112.2
Non-current liabilities	1,053.4	949.1
Total liabilities	$1,236.4	$1,061.3
Related party transactions
The Company's investment in ARO was decreased by $1.3 million as of January 1, 2019 to reflect its share of the impact ARO's adoption of ASC 842 had on their retained earnings.
In October 2017 and October 2018, the Company contributed cash to ARO in exchange for a 10-year shareholder note receivable from ARO at a stated interest rate of LIBOR plus two percent. Interest is being recognized as a part of Interest income in the Company's Condensed Consolidated Statements of Operations and totaled approximately $5.7 million and $2.8 million for the three months ended March 31, 2019 and 2018, respectively. At March 31, 2019, the Company had an interest receivable from ARO of $5.7 million which is included in Prepaid expenses and other current assets on the Condensed Consolidated Balance Sheet.
In conjunction with the establishment of ARO, the Company entered into a series of agreements with ARO including: a Transition Services Agreement, Secondment Agreement and Lease Agreements. There is also an agreement between the Company and ARO, pursuant to which ARO agreed to reimburse the Company for certain capital expenditures related to four rigs leased to ARO. At March 31, 2019, $14.3 million for the Bess Brants and Earnest Dees capital expenditures reimbursement is included in Receivables - trade and other on the Condensed Consolidated Balance Sheet. During the three months ended March 31, 2019, the Company received $14.3 million in capital expenditures reimbursement from ARO for the EXLI and EXL IV. Pursuant to these agreements, the Company, or its seconded employees, will provide various services to ARO, and in return, the Company is to be provided remuneration for those services. From time to time Rowan may sell equipment or supplies to ARO. Revenue and other amounts recognized by Rowan related to these agreements and transactions is as follows (in millions):

ROWAN COMPANIES LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

	Three months ended March 31, 2019	Three months ended March 31, 2018
Secondment and other Revenue - Jack-ups	$20.9	$14.3
Lease and Related Revenue - Jack-ups	21.4	—
Transition Services Revenue - Unallocated	4.9	9.0
Total Revenue received from ARO	$47.2	$23.3

Proceeds from equipment sales to ARO (a)	$0.3	$1.2

(a) For the the three months ended March 31. 2019, no gain or loss was recognized. For the three months ended March 31, 2018, a $0.6 million loss was recognized in Loss on disposals of property and equipment on the Condensed Consolidated Statement of Operations.

Total accounts receivable from ARO totaled approximately $50.8 million and $68.8 million as of March 31, 2019 and December 31, 2018, respectively, and are included in Receivables - trade and other on the Condensed Consolidated Balance Sheets.
The Company also entered into a Rig Management Agreement pursuant to which ARO provided certain rig management services for Rowan's rigs while they are contracted with Saudi Aramco and the Company compensated ARO for the services in which they provided to Rowan. There were no rigs managed by ARO in 2019. The Company recognized $10.6 million for the three months ended March 31, 2018, in Direct operating cost in the Condensed Consolidated Statements of Operations related to these rig management services. Additionally, ARO may sell equipment or supplies to Rowan or purchase such for Rowan, in which case ARO is provided reimbursement. Such transactions were minimal for the three months ended March 31, 2019 and 2018.
Accounts payable to ARO totaled approximately $3.0 million and $6.1 million as of March 31, 2019 and December 31, 2018, respectively.
The following summarizes the total assets and liabilities as reflected in the Company's Condensed Consolidated Balance Sheets as well as the Company's maximum exposure to loss related to ARO (in millions). Generally, the Company's maximum exposure to loss is limited to its 1) equity investment in the joint venture, 2) outstanding note receivable and 3) any receivable to the Company for services it provides to the joint venture, reduced by payables for services which the Company owes to ARO.

	March 31, 2019	December 31, 2018
Total assets	$558.0	$566.0
Total liabilities	3.0	6.1
Maximum exposure to loss	$555.0	$559.9
Note 5 – Earnings Per Share
Basic income (loss) per share is computed by dividing net income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted income per share includes the additional weighted effect of dilutive securities outstanding during the period, which includes RSAs, RSUs, P-Units, share options and SARs granted under share-based compensation plans. The effect of share equivalents is not included in the computation for periods in which a net loss occurs because to do so would be anti-dilutive.

Share options, SARs, RSAs, P-Units and RSUs granted under share-based compensation plans are anti-dilutive and excluded from diluted earnings per share when the hypothetical number of shares that could be repurchased under the treasury stock method exceeds the number of shares that can be exercised, or when the Company reports a net loss from continuing operations. Anti-dilutive shares, which could potentially dilute earnings per share in the future, are set forth below (in millions):

	Three months ended March 31,
	2019	2018
Share options and appreciation rights	1.4	1.5
P-Units, RSAs and RSUs	5.6	4.6
Total potentially dilutive shares	7.0	6.1

ROWAN COMPANIES LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 6 – Pension and Other Postretirement Benefits
The Company provides defined-benefit pension, health care and life insurance benefits upon retirement for certain full-time employees.
The components of net periodic pension cost were as follows (in millions):

	Three months ended March 31,
	2019	2018
Service cost (1)	$0.5	$2.7
Interest cost (2)	7.3	6.3
Expected return on plan assets (2)	(9.1)	(9.4)
Amortization of net loss (2)	2.3	7.8
Amortization of prior service credit (2)	—	(1.2)
Net periodic pension cost	$1.0	$6.2

(1) Included in Direct operating costs and Selling, general and administrative on the Condensed Consolidated Statements of Operations
(2) Included in Other - net on the Condensed Consolidated Statements of Operations
The components of net periodic cost of other postretirement benefits were as follows (in millions):

	Three months ended March 31,
	2019	2018
Service cost (1)	$—	$—
Interest cost (2)	0.1	0.1
Amortization of net loss (2)	0.1	0.2
Amortization of prior service credit (2)	(3.0)	(3.3)
Total other postretirement benefit cost	$(2.8)	$(3.0)

(1) Included in Direct operating costs and Selling, general and administrative on the Condensed Consolidated Statements of Operations
(2) Included in Other - net on the Condensed Consolidated Statements of Operations
The Company records unrealized gains and losses related to net periodic pension and other postretirement benefit cost net of estimated taxes in Accumulated other comprehensive income (loss).

During the three months ended March 31, 2019, the Company contributed $1.5 million to its pension and other postretirement benefit plans and expects to make additional contributions to such plans totaling approximately $15 million for the remainder of 2019.
Note 7 – Commitments and Contingent Liabilities
Letters of credit – The Company periodically employs letters of credit in the normal course of its business and had outstanding letters of credit of approximately $8.6 million at March 31, 2019, of which $6.9 million were issued under the Company's New Credit Facility.
Joint venture funding obligations – Each of Rowan and Saudi Aramco have agreed to take all steps necessary to ensure that ARO purchases at least 20 new build jack-up rigs ratably over 10 years once Saudi Aramco's joint venture to manufacture rigs commences operations. The first rig is expected to be delivered as early as 2021. Rowan and Saudi Aramco intend that the newbuild jack-up rigs will be financed out of available cash from operations and/or funds available from third party debt financing. The parties agreed that Saudi Aramco as a customer will provide drilling contracts to ARO in connection with the acquisition of the new rigs, which contracts could be used as security for third party debt financing if needed. If cash from operations or financing is not available to fund the cost of the newbuild jack-up rig, each partner is obligated to contribute funds, in the form of additional

ROWAN COMPANIES LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

shareholder loans, to purchase such rigs, over time of up to a maximum amount of $1.25 billion per partner in the aggregate for all 20 newbuild jack-up rigs, which total investment amount is subject to a reduction formula as rigs are delivered. Further, no shareholder will be required to fund the delivery of more than three rigs during any twelve (12) month period.
Uncertain tax positions – The Company has been advised by the IRS of proposed unfavorable tax adjustments of $85 million including applicable penalties for the open tax years 2009 through 2012. The unfavorable tax adjustments primarily related to the following items: 2009 tax benefits recognized as a result of applying the facts of a third-party tax case that provided favorable tax treatment for certain non-U.S. contracts entered into in prior years to the Company’s situation; transfer pricing; and domestic production activity deduction. The Company has protested the proposed adjustment. However, the IRS does not agree with the Company's protest and they have submitted the proposed unfavorable tax adjustments to be reviewed by the IRS appeals group. In years subsequent to 2012, the Company has similar positions that could be subject to adjustments for the open years. The Company has provided for amounts that it believes will be ultimately payable under the proposed adjustments and intends to vigorously defend its positions; however, if the Company determines the provisions for these matters to be inadequate due to new information or the Company is required to pay a significant amount of additional U.S. taxes and applicable penalties and interest in excess of amounts that have been provided for these matters, the Company's consolidated results of operations and cash flows could be materially and adversely affected.
The gross unrecognized tax benefits excluding penalties and interest were $98 million at both March 31, 2019 and December 31, 2018. If the March 31, 2019, net unrecognized tax benefits excluding penalties and interest were recognized, this would favorably impact the Company's tax provision by $34 million.
It is reasonable that the existing liabilities for the unrecognized tax benefits may increase or decrease over the next 12 months as a result of audit closures and statute expirations; however, the ultimate timing of the resolution and/or closure of audits is highly uncertain.
The Company received income tax assessments of approximately $159.2 million subsequent to March 31, 2019 and the Company intends to respond and vigorously challenge these assessments. The Company anticipates establishing a liability for unrecognized tax benefits of approximately $52.2 million in the quarter ending June 30, 2019 in connection with these assessments.
Pending or threatened litigation – The Company is involved in various routine legal proceedings incidental to its businesses and vigorously defends its position in all such matters. Although the outcome of such proceedings cannot be predicted with certainty, the Company believes that there are no known contingencies, claims or lawsuits that will have a material adverse effect on its financial position, results of operations or cash flows.
Note 8 – Share-Based Compensation
On February 26, 2019, the Company granted RSUs to employees for annual incentive awards pursuant to its long-term incentive plan with a grant-date fair value aggregating $25.9 million which will be recognized as compensation expense over a weighted-average period of 2.7 years from the grant date. The awards vest ratably over three years except to the extent they may vest earlier under the Company's retirement policy.
Liabilities for estimated P-Unit obligations at March 31, 2019, for 2018 grants and prior, included $6.5 million and $2.9 million classified as current and noncurrent, respectively, compared to $9.1 million and $7.0 million, respectively, at December 31, 2018. Current and noncurrent estimated P-Unit liabilities are included in Accrued liabilities, and Other liabilities, respectively, in the Condensed Consolidated Balance Sheets.
At March 31, 2019, estimated unrecognized compensation cost related to nonvested share-based compensation arrangements totaled approximately $48.7 million, which is expected to be recognized as compensation expense over a remaining weighted-average period of 2.1 years.
Note 9 – Fair Value Measurements
Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy prescribed by US GAAP requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The three levels of inputs that may be used to measure fair value are:

ROWAN COMPANIES LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

•	Level 1 – Quoted prices for identical instruments in active markets;

•
Level 2 – Quoted market prices for similar instruments in active markets; quoted prices for identical instruments in markets that are not active, and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and

•
Level 3 – Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable, such as those used in pricing models or discounted cash flow methodologies, for example.

The applicable level within the fair value hierarchy is the lowest level of any input that is significant to the fair value measurement.
Assets and Liabilities Measured at Fair Value on a Recurring Basis
Assets measured at fair value on a recurring basis are presented below (in millions):

		Estimated fair value measurements
	Fair value	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant other unobservable inputs (Level 3)
March 31, 2019:
Assets - cash equivalents	$896.7	$896.7	$—	$—
Other assets (Egyptian Pounds)	1.0	1.0	—	—
Other assets (Angolan Kwanza)	1.9	1.9	—	—

December 31, 2018:
Assets - cash equivalents	$990.5	$990.5	$—	$—
Other assets (Egyptian Pounds)	0.7	0.7	—	—
Other assets (Angolan Kwanza)	1.7	1.7	—	—
At March 31, 2019, and December 31, 2018, the Company held Egyptian pounds in the amount of $1.0 million and $0.7 million, respectively, which are classified as Other assets on the Condensed Consolidated Balance Sheets. The Company ceased drilling operations in Egypt in 2014, and is working to obtain access to the funds for use outside Egypt to the extent they are not utilized.
Given stricter foreign currency exchange controls in Angola, the Company determined in May 2017 that its previous method of converting Angola Kwanza to USD is likely no longer feasible. As a result, at March 31, 2019 and December 31, 2018, the Company classified its Angolan Kwanza USD equivalent balance of $1.9 million and $1.7 million, respectively, as non-current assets in Other assets on the Condensed Consolidated Balance Sheets. The Company considers the amounts to be recoverable and will continue to evaluate options to convert the Angolan Kwanza to USD.
Trade receivables and trade payables, which are required to be measured at fair value, have carrying values that approximate their fair values due to their short maturities.
Other Fair Value Measurements
Financial instruments not required to be measured at fair value consist of the Company’s publicly traded debt securities. The Company’s publicly traded debt securities had a carrying value of $2.511 billion at March 31, 2019, and an estimated fair value at that date aggregating $2.039 billion, compared to a carrying and fair value of $2.511 billion and $1.881 billion, respectively, at December 31, 2018. Fair values of the Company's publicly traded debt securities were provided by a broker who makes a market in such securities and were measured using a market-approach valuation technique, which is a Level 2 fair value measurement.
Concentrations of Credit Risk
The Company invests its excess cash primarily in time deposits and high-quality money market accounts at several large commercial banks with strong credit ratings, and therefore believes that its risk of loss is minimal.
The Company’s customers largely consist of major international oil companies, national oil companies and large investment-grade exploration and production companies. The Company routinely evaluates and monitors the credit quality of potential and current

ROWAN COMPANIES LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

customers. The Company maintains reserves for credit losses when necessary and actual losses have been within management's expectations.
Revenue and receivables from transactions with external customers that amount to 10% or more of revenue during the three months ended March 31 are set forth below:
Percentage of revenue from major customers:

		Three months ended March 31,
Customer	Segment	2019	2018
ARO Drilling (1)	Jack-ups and Unallocated and other	27%	11%
BP Trinidad and Tobago	Jack-ups	12%	5%
Saudi Aramco	Jack-ups	—%	35%
Anadarko	Deepwater	—%	24%
Lundin	Jack-ups	—%	10%
(1) Includes revenue related to services provided to ARO (see Note 4).
Percentage of receivables from major customers:

Customer	Segment	March 31, 2019	December 31, 2018
ARO Drilling (1)	Jack-ups and Unallocated and other	27%	30%
BP Trinidad and Tobago	Jack-ups	8%	9%
Saudi Aramco	Jack-ups	21%	21%
Anadarko	Deepwater	—%	—%
Lundin	Jack-ups	—%	—%

(1) Includes receivables related to services provided to ARO (see Note 4).
Note 10 – Shareholders' Equity
Reclassifications from Accumulated Other Comprehensive Loss – The following table sets forth the significant amounts reclassified out of each component of accumulated other comprehensive loss and their effect on net income (loss) for the period (in millions):

	Three months ended March 31,
	2019	2018
Amounts recognized as a component of net periodic pension and other postretirement benefit cost:
Amortization of net loss	$(2.4)	$(8.0)
Amortization of prior service credit	3.0	4.5
Total before income taxes	0.6	(3.5)
Income tax (expense) benefit	(0.1)	0.7
Total reclassifications for the period, net of income taxes	$0.5	$(2.8)
The Company records unrealized gains and losses related to net periodic pension and other postretirement benefit cost net of estimated taxes in Accumulated other comprehensive income (loss).

ROWAN COMPANIES LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 11 – Other Financial Statement Disclosures
Accounts Receivable – The following table sets forth the components of Receivables - trade and other (in millions):

	March 31, 2019	December 31, 2018
Trade	$184.3	$231.7
Income tax	15.8	12.0
Other	7.3	7.5
Total Receivables - trade and other	$207.4	$251.2
Accrued Liabilities – The following table sets forth the components of Accrued liabilities (in millions):

	March 31, 2019	December 31, 2018
Pension and other postretirement benefits	$15.8	$16.8
Compensation and related employee costs	37.3	45.0
Interest	39.6	34.0
Income taxes	6.2	7.1
Current lease liability	3.5	—
Other	13.3	10.5
Total Accrued liabilities	$115.7	$113.4
Long-term Debt – Long-term debt consisted of the following (in millions):

	March 31, 2019	December 31, 2018
7.875% Senior Notes, due August 2019 ($201.4 million principal amount; 8.0% effective rate)	$201.3	$201.2
4.875% Senior Notes, due June 2022 ($620.8 million principal amount; 4.7% effective rate)	623.5	623.8
4.75% Senior Notes, due January 2024 ($398.1 million principal amount; 4.8% effective rate)	396.4	396.3
7.375% Senior Notes, due June 2025 ($500 million principal amount; 7.4% effective rate)	497.9	497.8
5.4% Senior Notes, due December 2042 ($400 million principal amount; 5.4% effective rate)	395.4	395.3
5.85% Senior Notes, due January 2044 ($400 million principal amount; 5.9% effective rate)	396.5	396.5
Total carrying value	$2,511.0	$2,510.9
Current portion (1)	201.3	201.2
Carrying value, less current portion	$2,309.7	$2,309.7
(1) Current portion of long-term debt at March 31, 2019 and December 31, 2018 included the 7.875% Senior Notes due in August 2019.
Credit Facility
On May 22, 2018, the Company amended and restated its Existing Credit Agreement, which permitted, among other things, entry into the New Credit Agreement and a non-pro rata commitment reduction (the "Commitment Reduction") for each lender under the Existing Credit Agreement who became a lender under the New Credit Facility. The Existing Credit Agreement further provided for, among other things; (i) the reduction of the Existing Credit Agreement's letter of credit subfacility to $0, (ii) the Commitment Reduction and (iii) the resignation of Wells Fargo as administrative agent and appointment of Wilmington Trust, National Association, as successor administrative agent under the Existing Credit Agreement. The Commitment Reduction resulted in the lenders under the New Credit Facility having no commitments under the Existing Credit Facility and reduced the aggregate principal amount of commitments under the Existing Credit Facility to $310.7 million. Of the $310.7 million of availability under the

ROWAN COMPANIES LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

Existing Credit Facility, $60.0 million of the availability matured on January 23, 2019, $150.7 million of the availability matures on January 23, 2020, and the remaining $100.0 million of the availability matures on January 23, 2021. Availability under the Existing Credit Facility was $250.7 million at March 31, 2019 as no amounts were drawn.
Advances under the Existing Credit Facility bear interest at LIBOR or base rate as specified in the Existing Credit Agreement plus an applicable margin, which is dependent upon the Company's credit ratings. The applicable margins for LIBOR and base rate advances range from 1.125% - 2.0% and 0.125% - 1.0%, respectively. The Company is also required to pay a commitment fee on undrawn amounts of the Existing Credit Facility, which ranges from 0.125% to 0.35%, depending on the Company's credit ratings.
Availability under the New Credit Facility is $955.0 million, which matures on May 22, 2023, provided; however, that if the Company's 2022 Notes are not refinanced in full on or prior to February 1, 2022, the maturity date will be February 1, 2022. The New Credit Agreement currently provides for a swingline subfacility in the amount of $50 million, and a letter of credit subfacility in the amount of $129 million, with the ability to increase such amounts (subject to certain lenders agreeing to become issuers of letters of credit following the closing date). Borrowings under the New Credit Facility may be used for working capital and other general corporate purposes. The New Credit Agreement also includes restrictions on borrowings if, after giving effect to any such borrowings and the application of the proceeds thereof, the aggregate amount of the Company’s cash-on-hand, subject to certain exceptions, would exceed $200 million. As of March 31, 2019, no amounts were outstanding and $6.9 million in letters of credit had been issued under the New Credit Facility leaving remaining availability of $948.1 million.
Subject to the successful procurement of additional commitments from new or existing lenders, borrower may elect to increase the maximum amount available under the New Credit Facility from $955.0 million by an additional amount not to exceed $250 million.

Revolving borrowings under the New Credit Facility bear interest, at the Company's option, at either (a) the sum of LIBOR plus a margin ranging between 2.75% to 4.25%, depending on the credit rating of the Company, or (b) the sum of a base rate specified in the New Credit Agreement, plus a margin ranging between 1.75% to 3.25%, depending on the credit rating of the Company. The Company is also required to pay a commitment fee on undrawn amounts of the New Credit Agreement, which ranges from 0.375% to 0.7% depending on the Company's credit rating.

In connection with the closing of the Transaction with Ensco on April 11, 2019, (see Note 1) the Company terminated the Existing Credit Agreement and the New Credit Agreement as well as all outstanding commitments under the Existing Credit Facility and New Credit Facility.

Supplemental Cash Flow Information – Accrued capital expenditures, which are excluded from capital expenditures in the Condensed Consolidated Statements of Cash Flows until settlement, totaled $27.1 million and $17.0 million at March 31, 2019 and 2018, respectively.
On January 5, 2018, the Company purchased two 2013 Le Tourneau Super 116E jack-up rigs, the Bess Brants and Earnest Dees, formerly, P-59 and P-60, respectively, which were both delivered new into service in 2013, in a public auction from a subsidiary of Petroleo Brasileiro S.A. (“Petrobras”). The purchase price was $38.5 million per unit, or an aggregate $77.0 million, of which $7.7 million was paid as a deposit in December 2017. The remaining balance of $69.3 million as well as $1.5 million in transaction costs were paid in January 2018.
Income Taxes– In accordance with US GAAP for interim reporting, the Company has historically estimated its full-year effective tax rate and applied this rate to ordinary income or loss for the reporting period. The Company has determined that since small changes in estimated ordinary income would result in significant changes in the estimated annual effective tax rate this historical method would not provide reliable results for the three months ended March 31, 2019. Therefore, a discrete year-to-date method of reporting was used for the three months ended March 31, 2019. The Company provides for income taxes based upon the tax laws and rates in effect in the countries in which it conducts operations. The amounts of the provisions are impacted by such laws and rates and the availability of deductions, credits and other benefits in each of the various jurisdictions. Overall effective tax rate may, therefore, vary considerably from quarter to quarter and from year to year based on the actual or projected location of operations, levels of income, intercompany gains or losses, and other factors.
The effective tax rate for the three months ended March 31, 2019, was (6.5)% as a result of a tax provision on a pre-tax loss, compared to (5.9)% as a result of a tax provision on a pre-tax loss for the comparable period ended March 31, 2018.

ROWAN COMPANIES LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

The Company has not provided deferred income taxes on certain undistributed earnings of non-U.K. subsidiaries. If facts and circumstances cause a change in expectations regarding future tax consequences, the resulting tax impact could have a material effect on the Company's consolidated financial statements.
Note 12 – Segment Information and Disaggregation of Revenue
The Company operates in three principal operating segments: Deepwater, which consists of its drillship operations, Jack-ups, which is composed of the Company's jack-up operations and results associated with the Company's arrangements with ARO primarily under the Transition Services Agreement (direct operating costs only), Rig Management Agreement, Rig Lease Agreements and Secondment Agreement (see Note 4), and ARO, the Company's 50/50 joint venture with Saudi Aramco. ARO was formed to own, manage and operate offshore drilling units in Saudi Arabia. These segments provide one primary service – contract drilling. The Company evaluates performance primarily based on income from operations.
Depreciation and amortization and Selling, general and administrative expenses related to the Company's corporate function and other administrative offices have not been allocated to its operating segments for purposes of measuring segment operating income and are included in "Unallocated and other." In addition, revenue and general and administrative costs related to providing transition services to ARO are included in "Unallocated and other" (see Note 4). "Other operating items" consists of, to the extent applicable, losses on disposals of property and equipment. Segment results are presented below (in millions):

	Three months ended March 31,
	Deepwater	Jack-ups	ARO	Unallocated and other	Reportable segments total	Eliminations and adjustments	Consolidated
2019
Revenue	$33.6	$138.0	$136.0	$4.9	$312.5	$(136.0)	$176.5
Operating expenses:
Direct operating costs (excluding items below)	52.1	109.7	85.1	—	246.9	(85.1)	161.8
Depreciation and amortization	27.0	65.1	13.4	0.6	106.1	(13.4)	92.7
Selling, general and administrative	—	—	5.2	21.1	26.3	(5.2)	21.1
Other operating items - expense	—	0.3	0.6	—	0.9	(0.6)	0.3
Merger and related costs	—	—	—	3.5	3.5	—	3.5
Equity in earnings of unconsolidated subsidiary	—	—	—	—	—	7.1	7.1
Income (loss) from operations	$(45.5)	$(37.1)	$31.7	$(20.3)	$(71.2)	$(24.6)	$(95.8)

2018
Revenue	$52.1	$150.1	$58.3	$9.0	$269.5	$(58.3)	$211.2
Operating expenses:
Direct operating costs (excluding items below)	29.0	128.4	33.4	—	190.8	(33.4)	157.4
Depreciation and amortization	26.9	70.3	16.6	0.7	114.5	(16.6)	97.9
Selling, general and administrative	—	—	6.4	25.6	32.0	(6.4)	25.6
Other operating items - expense	—	1.3	0.1	—	1.4	(0.1)	1.3
Equity in losses of unconsolidated subsidiary	—	—	—	—	—	(1.3)	(1.3)
Income (loss) from operations	$(3.8)	$(49.9)	$1.8	$(17.3)	$(69.2)	$(3.1)	$(72.3)

ROWAN COMPANIES LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

The classifications of revenue among geographic areas in the tables which follow (in millions) were determined based on segment and physical location of assets. Because the Company evaluates performance primarily based on income from operations and the Company’s offshore drilling rigs are mobile, classifications by area are dependent on the rigs’ location at the time revenue is earned and may vary from one period to the next.

	Three months ended March 31,
	2019	2018
Deepwater Revenue:
United States	$24.1	$52.1
Mexico	9.5	—
Total	$33.6	$52.1

	Three months ended March 31,
	2019	2018
Jack-ups Revenue:
Saudi Arabia	$42.3	$87.9
Trinidad	33.0	11.6
United Kingdom	18.0	10.4
Norway	17.4	38.8
United States	14.0	1.4
Turkey	13.3	—
Total	$138.0	$150.1

	Three months ended March 31,
	2019	2018
Unallocated and Other Revenue:
Saudi Arabia	$4.9	$9.0
Total	$4.9	$9.0

Revenue from Unallocated and other consists of transition services for ARO. Fees for these related services are recognized as the service is performed and such fees are billed on a monthly basis.
Note 13 – Subsequent Events
Merger of Rowan Companies plc and Ensco plc

On April 11, 2019, the merger with Ensco was completed pursuant to the Transaction Agreement, as amended. (see Note 1). Additionally, in connection with the closing of the Transaction with Ensco on April 11, 2019, the Company terminated the Existing Credit Agreement and the New Credit Agreement as well as all outstanding commitments under the Existing Credit Facility and New Credit Facility (see Note 1). On June 20, 2019, Rowan plc was registered as a private limited company named Rowan Companies Limited.

Events and transactions subsequent to March 31, 2019 have been evaluated through July 29, 2019, the date the financial statements were available to be issued.